UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2021

TIDEWATER INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-6311	72-0487776
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

6002 Rogerdale Road, Suite 600, Houston, Texas 77072
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (713) 470-5300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	TDW	New York Stock Exchange
Series A Warrants to purchase shares of common stock	TDW.WS.A	New York Stock Exchange
Series B Warrants to purchase shares of common stock	TDW.WS.B	New York Stock Exchange
Warrants to purchase shares of common stock	TDW.WS	NYSE American
Preferred stock purchase rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) On March 9, 2021, the board of directors (the “Board”) of Tidewater Inc. (the “Company” or “Tidewater”) appointed Sam R. Rubio, who currently serves as the Company’s Vice President, Chief Accounting Officer and Controller, as the Company’s Executive Vice President and Chief Financial Officer and David E. Darling, who currently serves as Vice President and Chief Human Resources Officer, as the Company’s Executive Vice President and Chief Operating Officer.

Mr. Rubio, age 61, has been promoted to Executive Vice President and Chief Financial Officer, following his accomplishments serving as the Company’s Chief Accounting Officer and Controller since joining the Company following the combination with GulfMark Offshore, Inc. (“GulfMark Offshore”) in 2018. Mr. Rubio successfully led the transformation of the Company’s accounting functions, including financial planning and budgeting, preparation of financial statements, SEC reporting, and tax preparation, that have helped the Company maintain its industry-leading balance sheet and liquidity that have positioned the Company for future growth. Previous to joining the Company, he served as GulfMark’s Senior Vice President and Chief Financial Officer, after holding the position of Chief Accounting Officer for over 10 years. Mr. Rubio earned a Bachelor of Business Administration degree from Sul Ross State University and is a Certified Public Accountant and a member of both the American Institute of Certified Public Accountants and the Texas Society of Certified Public Accountants. In addition, he has 40 years of experience in accounting at both operating division and corporate levels as well as the management of accounting organizations.

Mr. Darling, age 66, has been promoted to Executive Vice President and Chief Operating Officer, after leading the Company’s substantial organizational restructuring in the role of Chief Human Resources Officer since joining the Company in early 2018. He has contributed to the development and implementation of numerous operational and performance enhancing initiatives over the past several years, and in his new role he will be responsible for global vessel operational uptime and cost efficiency, including dry dock activities and the optimization of the fleet in lay-up. Mr. Darling has over 25 years of domestic and international human resources and operations leadership experience, including serving as GulfMark Offshore’s Chief Human Resources Officer prior to joining the Company for 11 years. He also held various executive human resources roles at Rigdon Marine, a subsidiary of Ford Motor Company and gained offshore vessel industry experience as a vessel master and operations manager. Mr. Darling earned his Bachelor of Science in Human Resources Management from Brenau University and his Master of Science in Human Resources Management and Labor Relations from the New York Institute of Technology.

There are no arrangements or understandings between Mr. Rubio and any other persons pursuant to which he was selected as Chief Financial Officer. There are also no family relationships between Mr. Rubio and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

There are no arrangements or understandings between Mr. Darling and any other persons pursuant to which he was selected as Chief Operating Officer. There are also no family relationships between Mr. Darling and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

(e)

New Combined Severance and Change of Control Agreements. Effective March 9, 2021 the Board approved a new form of severance and change of control agreement to be entered into with each of the named executive officers of the Company, consisting of Messrs. Rubio and Darling, and Quintin V. Kneen, President and Chief Executive Officer, and Daniel A. Hudson, Executive Vice President, General Counsel and Corporate Secretary (the “Agreement”). Previously, the Company had entered into employment agreements with Mr. Kneen and Mr. Rubio that expire in December 2021, and the Company had entered into separate change of control agreements with Messrs. Kneen, Rubio, Hudson and Darling. The Board approved a new form of combined severance and change of control agreement. The severance payment multiples for Mr. Kneen did not change under the new combined agreement, and the severance payment multiples for Messrs. Rubio, Hudson, and Darling reflect their promotion to Executive Vice President.

The Agreement has an initial term through December 31, 2021 but is subject to one-year “evergreen” renewal periods unless the Company provides written notice to officer by June 30 of a given year that it does not wish to extend the Agreement past its current term.

The Agreement provides each officer with certain employment protections for a two-year period following a change in control of the Company. If the officer experiences a qualifying termination during that two-year protected period (if either the Company terminates him without cause or the officer terminates his own employment with good reason), he will be entitled to receive certain payments and benefits, including : (1) a cash severance payment equal to a specific multiple (three times for the chief executive officer, two times for the executive vice presidents, and one time for vice president) of the sum of (a) his base salary in effect at the time of termination and (b) the greater of his average bonus over the last three years and his target bonus; (2) a pro-rata cash bonus for the fiscal year in which the termination occurs; (3) a cash payment equal to any unpaid bonus with respect to a completed fiscal year as calculated by the Agreement; (4) a lump sum cash payment for continuation coverage under the Company’s health benefit plans; (5) immediate vesting of any outstanding but unvested equity awards as of the termination date, including retention of unexercised stock options to term; and (7) treatment of any performance conditions to have been achieved at target level for any equity awards for which vesting or payout is subject to performance conditions.

In addition, the Agreement provides that if the officer experiences a qualifying termination (if either the Company terminates him without cause or the officer terminates his own employment with good reason) during the term of the Agreement but outside of any change of control protected period, he will be entitled to receive, among other benefits: (1) a cash severance payment equal to a specific multiple (two times for the chief executive officer, one-and-a-half times for the executive vice presidents, and a half time for vice president) of the sum of (a) his base salary in effect at the time of termination and (b) his target bonus, to be paid over a specified number of months following the termination date; (2) a pro-rata cash bonus for the fiscal year in which the termination occurs; (3) a lump sum cash payment for continuation coverage under the Company’s health benefit plans; (4) immediate vesting of any unvested portion of his time-based equity awards which was scheduled to vest within 12 months of the termination date; and (5) retainment of unvested portion of his performance-based equity awards vesting within 12 months of the termination date, subject to the original performance conditions and payout timing.

Under the Agreement, the officer would not be entitled to any tax gross-ups for excise taxes that may be triggered under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended. However, the officer would be entitled to receive the “best net” treatment, which means that if the total of all change of control payments due him exceeds the threshold that would trigger the imposition of excise taxes, the officer will either (1) receive all payments and benefits due him and be responsible for paying all such taxes or (2) have his payments and benefits reduced such that imposition of the excise taxes is no longer triggered, depending on which method provides him the better after-tax result.

This description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021.

Increased Annual Target Award Opportunity. Effective March 9, 2021 the Board approved increasing the annual target award opportunity under the Company’s Short-Term Incentive Plan for each of Messrs. Rubio, Darling and Hudson from 70% to 100% of his base salary for fiscal year 2021.

Important Additional Information

Tidewater Inc., its directors and certain of its executive officers are deemed to be participants in the solicitation of proxies from Tidewater’s stockholders in connection with the matters to be considered at Tidewater’s 2021 Annual Meeting of Stockholders. Information regarding the names of Tidewater’s directors and executive officers and their respective interests in Tidewater by security holdings or otherwise can be found in Tidewater’s proxy statement for its 2020 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission (“SEC”) on June 18, 2020, and in other filings with the SEC. To the extent holdings of Tidewater’s securities have changed since the amounts set forth in Tidewater’s proxy statement for the 2020 Annual Meeting of Stockholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents will be available free of charge at the SEC’s website at www.sec.gov.

Tidewater intends to file a proxy statement and accompanying BLUE proxy card with the SEC in connection with the solicitation of proxies from Tidewater stockholders in connection with the matters to be considered at Tidewater’s 2021 Annual Meeting of Stockholders. Additional information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in Tidewater’s proxy statement for its 2021 Annual Meeting, including the schedules and appendices thereto. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND THE ACCOMPANYING BLUE PROXY CARD AND ANY AMENDMENTS AND SUPPLEMENTS THERETO AS WELL AS ANY OTHER DOCUMENTS FILED BY TIDEWATER WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION.

Stockholders will be able to obtain copies of the proxy statement, any amendments or supplements to the proxy statement, the accompanying BLUE proxy card, and other documents filed by Tidewater with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of Tidewater’s corporate website at www.tdw.com or by contacting Tidewater’s Corporate Secretary at Tidewater, Inc., 6002 Rogerdale Road, Suite 600, Houston, Texas 77072, or by calling Tidewater’s Corporate Secretary at (713) 470-5310.

Item 8.01.  Other Events

On March 15, 2021, the Company issued a press release announcing the appointment of Sam R. Rubio as Executive Vice President and Chief Financial Officer and David E. Darling as the Executive Vice President and Chief Operating Officer. A copy of the press release is filed with this report as Exhibit 99.1 and incorporated herein by reference

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1          Press release issued March 15, 2021 by Tidewater Inc.
104           Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: March 15, 2021

TIDEWATER INC.

	By:	/s/ Daniel A. Hudson
Daniel A. Hudson
Executive Vice President, General Counsel and Secretary